Exhibit 99.1

hhgregg Inc. Announces Pricing of IPO

Indianapolis (July 19, 2007) — hhgregg, Inc. (“hhgregg”) today announced the pricing of its initial public offering of 9,375,000 shares of common stock, at a price of $13.00 per share. The shares will be listed on the New York Stock Exchange and will trade under the symbol “HGG” beginning July 20, 2007. Of the 9,375,000 shares of common stock, 3,750,000 shares will be sold by hhgregg and 5,625,000 will be sold by certain stockholders. The underwriters have a 30-day option to purchase up to an additional 1,406,250 shares pro rata from the selling stockholders at the initial public offering price less the underwriting discount, to cover over-allotments.

hhgregg expects to receive net proceeds of approximately $45.3 million from the offering and intends to use the net proceeds to pay down existing debt. hhgregg will not receive any proceeds from the sale of shares by the selling stockholders.

Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. are the Joint Bookrunning Managers for the offering. A registration statement relating to this offering was filed with and declared effective by the Securities and Exchange Commission. The offering will be made only by means of the written prospectus forming part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained by contacting:

Credit Suisse Securities (USA) LLC

Attention: Prospectus Department

One Madison Avenue

New York, New York 10010

Telephone: 1-800 221 1037

Lehman Brothers Inc.

Attention: Prospectus Department

c/o Broadridge Integrated Distribution Services

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 1-888-603-5847

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About hhgregg

hhgregg (NYSE: HGG) is a leading specialty retailer of premium video products, brand name appliances, audio products and accessories. hhgregg currently operates 79 stores in Alabama, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,”

“might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg, Inc. are forward-looking statements.

hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: competition in existing, adjacent and new metropolitan markets; changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on our key management personnel and its ability to attract and retain qualified sale’s personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; the effect of general and regional economic and employment conditions on its net sales; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at our central distribution centers; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section and elsewhere in hhgregg’s Registration Statement of Form S – 1. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:

Andy Giesler

Director of Investor Relations

hhgregg, Inc.

317-848-8710